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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 8, 2006

                       Oracle Healthcare Acquisition Corp.
             (Exact name of registrant as specified in its charter)

            Delaware                     000-51785              26-0126028
 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
          incorporation)                                      Identification
                                                                  No.)

                          200 Greenwich Ave., 3rd Floor
                          Greenwich, Connecticut 06830
                    (Address of principal executive offices)

                                 (203) 862-7900
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
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     Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a
Related Audit Report or Completed Interim Review.

     On August 8, 2006, in connection with the preparation of the June 30, 2006 10-Q, Oracle Healthcare Acquisition Corp. (the "Company"), in consultation with its independent registered accounting firm, Rothstein, Kass & Company, PC ("Rothstein Kass"), determined that the Company must reclassify certain amounts in its financial statements to account for the warrants issued as part of the units in the Company's initial public offering as a liability. This issue arose as a result of recent comments the Securities and Exchange Commission has made in connection with similar blank check companies, each of such companies having a warrant structure similar to the Company's. The Company, after consultation with Rothstein Kass, based its conclusions upon recent interpretations of the accounting for warrants issued as part of units under Emerging Issues Task Force ("EITF") No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 00-19").

     Under EITF 00-19, the fair value of the warrants issued as part of the units sold in the Company's initial public offering should be reported as a liability. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to if a penalty is to be incurred in the absence of the Company's ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, registration of the common stock underlying the warrants is not within the Company's control. As a result, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through its statement of operations. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability was determined using the trading value of the warrants. The value assigned to the warrant liability at March 8, 2006 (the date of issuance) and March 31, 2006 were $19,791,688 and $24,541,668, respectively. The fair value of the warrants was determined by the trading value of the securities closest to the balance sheet date of each period. Amounts reported as warrant liability expense in the Company's statements of operations resulting from the change in valuation of the warrant liability was $0 and $4,750,000 for the period ended March 8, 2006 and the three months ended March 31, 2006, respectively. The Company had previously issued financial statements which did not present the warrant liability. Accordingly, the financial statements contained within the Company's Form 8-K dated March 10, 2006 for the period of September 1, 2005 (date of inception) to March 8, 2006, and Form 10-Q for the three months ended March 31, 2006 should no longer be relied upon.

     After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its financial statements for such periods. The restated financial statements will be included in the Company's Form 10-Q/A for the period ended March 31, 2006, and Form 8-K/A for the period ended March 8, 2006. The Company's filing for all periods after March 31, 2006 will reflect this accounting treatment.

     Company management has discussed the matters disclosed in this Current Report on Form 8-K with Rothstein Kass.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ORACLE HEALTHCARE ACQUISITION CORP.

                                             By:   /s/ Joel D. Liffmann
                                                   -----------------------------
                                                   Joel D. Liffmann
                                                   President and Chief Operating
                                                   Officer
Date:  August 18, 2006

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